UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 16, 2018 (April 13, 2018)

MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2575 WEST BELLFORT, SUITE 333, HOUSTON TX 77054
(Address of principal executive offices and zip code)

(713) 300-5160
(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                    Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In April 2018, the Compensation Committee of the Board of Directors of Moleculin Biotech, Inc. (the “Company”), pursuant to its duties and responsibilities set forth in the Compensation Committee Charter, engaged Pay Governance LLC, an independent compensation consultant, to advise them on matters relating to the Company’s non-employee director compensation program. Based on a review of a compensation study prepared by Pay Governance, the Company’s Compensation Committee recommended to the Company’s Board and on April 13, 2018, the Company’s Board approved the following policy for compensating non-employee members of the Board:
Each non-employee director shall receive annual cash compensation of $35,000. In addition, the chairperson of the Audit Committee, Compensation Committee and Nominating and Governance Committee shall receive an annual compensation of $15,000, $10,000 and $7,500, respectively; the other members of such committees shall receive an annual compensation of $7,500, $5,000 and $3,750, respectively; and the Lead Independent Director shall receive an annual compensation of $15,000. All payments will be made within 15 days after calendar quarter end.
Upon the initial appointment (or election) of non-employee directors to the Board, the director will be issued a 10-year option to purchase 40,000 shares of Company common stock, under the Company’s 2015 Stock Plan, with 3-year annual vesting and an exercise price equal the closing price of the Company’s common stock on the date of the appointment (or election). Prior to April 13, 2018, the initial appointment option grant consisted of an option to purchase 20,000 shares of common stock. Consistent with the Pay Governance compensation study, the Compensation Committee determined that the increase from 20,000 shares to 40,000 shares approximates the median initial appointment award value provided by a representative peer group of publicly traded companies. Correspondingly, each of the Company’s current non-employee directors will receive an additional 20,000 share option grant on the date of the 2018 annual meeting to adhere to the new initial appointment policy.
Annually, on the date of the Company’s annual meeting, each non-employee director that is re-elected at the annual meeting will be issued, upon a motion and approval of the Board of Directors, a 10-year option to purchase 15,000 shares of the Company’s common stock, under the Company’s 2015 Stock Plan, with 3-year annual vesting and an exercise price equal the closing price of the Company’s common stock on the date of the annual meeting.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MOLECULIN BIOTECH, INC.
Date: April 16, 2018
By:    _/s/ Jonathan P. Foster________
Jonathan P. Foster
Chief Financial Officer

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